Exhibit 10.1

FIRST AMENDMENT TO

THE NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

OF BAXALTA INCORPORATED

The Non-Employee Director Compensation Plan (the “Plan”), as adopted effective July 1, 2015, by the Board of Directors (the “Board”) of Baxalta Incorporated (“Baxalta”), is hereby amended as follows, pursuant to the authority retained by the Board under Section 8.1 of the Plan.

RECITALS:

A. The Plan was adopted by the Board effective July 1, 2015, to provide for payment of compensation to members of the Board who are not employees of Baxalta or its subsidiaries for their services as members of the Board and its committees (“Participants”).

B. The Plan provides for an automatic grant of stock options (“Options”) and restricted stock units (“Restricted Stock Units”) to each Participant, with such grants to occur on the date of each annual meeting of Baxalta’s shareholders (an “Annual Meeting”).

C. The Plan also provides that all grants of Options and Restricted Stock Units will vest and, in the case of Options, become exercisable, on the date of, and immediately prior to, the next Annual Meeting after the date of grant.

D. On January 11, 2016, Baxalta entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shire plc and BearTracks, Inc., a wholly-owned subsidiary of Shire plc, pursuant to which Baxalta will merge with BearTracks, Inc., and become a wholly owned subsidiary of Shire plc (the “Merger”).

E. As a result of the Merger, Baxalta will not hold an Annual Meeting in 2016. Prior to announcement of the Merger, Baxalta’s 2016 Annual Meeting was scheduled to be held on May 10, 2016.

F. The Board has determined that it is appropriate to amend the Plan as set forth herein in order to reflect the effect of the Merger, and the cancellation of the 2016 Annual Meeting, on the Plan and awards previously granted under the Plan.

THEREFORE, the Plan is hereby amended as follows:

1.	Section 3.1 of the Plan is amended to read as follows:

“3.1	On May 10, 2016, each Participant who is a member of the Board on such date shall, automatically and without necessity of any action by the Board or any committee thereof, receive the number of Full Value Awards in the form of restricted stock units (“Restricted Stock Units”) equal to the quotient of (A) $193,000 divided by (B) the Fair Market Value of a Share on the date of grant (rounded to the nearest whole number which is a multiple of ten).”

2.	Section 3.3 of the Plan is deleted in its entirety.

3.	Section 3.5 of the Plan is amended to read as follows:

“3.5	Except as expressly provided in Sections 3.7, 3.8 and 7, all Restricted Stock Units granted prior to May 10, 2016, shall vest on May 10, 2016, and all Restricted Stock Units granted on May 10, 2016 shall vest on May 10, 2017.”

4.	Sections 4.1 and 4.3 of the Plan are deleted in their entirety.

5.	Section 4.5 of the Plan is amended to read as follows:

“4.5	Except as expressly provided in Sections 4.9, 4.10, 4.11 and 7, Options shall first become exercisable on May 10, 2016.”

6.	In accordance with Section 8.1 of the Plan, and without necessity of any further action by the Board or any committee thereof, each Restricted Stock Unit or Option outstanding under the Plan is hereby amended to conform to the amendments made to Sections 3.5 and 4.5 of the Plan.

7.	This First Amendment shall be effective immediately upon adoption by the Board. Notwithstanding the foregoing, if the Merger Agreement is terminated prior to May 10, 2016, this First Amendment shall be null and void and the Plan and all outstanding awards shall be administered as if this First Amendment had never been adopted, except that the amendments made to the Restricted Stock Units and Options pursuant to Section 6 of this First Amendment shall not be rescinded and such Restricted Stock Units and Options will vest on May 10, 2016 as provided herein. If the Merger Agreement is terminated on or after May 10, 2016, (a) the Restricted Stock Units granted pursuant to Section 3.1 (as amended herein) shall remain outstanding and shall vest as provided herein, (b) no additional Restricted Stock Units or Options shall be granted in 2016 to Participants who received the grant described in Section 3.1, regardless of whether Baxalta holds an Annual Meeting in 2016, (c) Participants who are appointed to the Board after May 10, 2016, but before the 2017 Annual Meeting shall receive the grants described in Sections 3.3 and 4.3, which shall vest as provided in Sections 3.5 and 4.5, as all such sections were in effect prior to this amendment, (d) the amendments made to the Restricted Stock Units and Options pursuant to Section 6 of this First Amendment shall not be rescinded and such Restricted Stock Units and Options will continue to vest on May 10, 2016 as provided herein, and (e) effective as of the date of the 2017 Annual Meeting, this First Amendment shall be rescinded and the Plan shall be administered without regard to this First Amendment.

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